Exhibit 4.22

Private Placement Agreement

5% Senior Convertible Notes Due 2009

THIS PRIVATE PLACEMENT AGREEMENT (the “Agreement”) is by and between Harken Energy Corporation, a Delaware corporation, with headquarters located at 180 State Street, Suite 200, Southlake, Texas 76092 (the “Company”), and the Buyer described in the subscription agreement (the “Subscription Agreement”), to which this Agreement is attached and incorporated by reference therein. The date of this Agreement is the date of the Subscription Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Buyer wishes to subscribe for and purchase the Company’s 5% Senior Convertible Notes due 2009 (the “Notes”) in the aggregate principal amount set forth in the Subscription Agreement upon the terms and subject to the conditions of this Agreement and the Subscription Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

a. Subscription. Buyer hereby subscribes for and agrees to purchase the aggregate principal amount of the Notes set forth in the Subscription Agreement for a total consideration value (“Consideration Value”) set forth in the Subscription Agreement, to be paid and delivered to the Common Depository on behalf of the Company as set forth in the Subscription Agreement.

b. Payment of Consideration Value. The Buyer shall credit the Consideration Value to the account of the Common Depository set out in the Subscription Agreement on the basis referred to in the Subscription Agreement.

c. Terms and Conditions of the Notes. The terms and conditions and other matters relating to the Notes are contained in the global note certificate (“Global Note Certificate”), with the Terms and Conditions of the Notes attached thereto. A form of the Global Note Certificate is attached as Appendix A to the Private Offering Memorandum and is incorporated therein by reference.

References herein to “Conversion Shares” shall include any shares issued by the Company on redemption of the Notes.

2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents, warrants, covenants and agrees with the Company as follows:

a. The Buyer is purchasing the Notes, and will be acquiring the Company’s common stock, par value $0.01 per share (“Common Stock”), into which the Notes may be converted (“Conversion Shares”), for its own account and not with a view towards the public sale or distribution thereof in violation of the Securities Act;

b. The Buyer is an “Accredited Investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act;

c. The Buyer has experience in investments of this nature or has engaged its own advisors for advice and counsel concerning the Buyer’s purchase of the Notes and a potential investment in the Conversion Shares;

d. All subsequent offers and sales of the Notes and/or the Conversion Shares by the Buyer shall be made pursuant to registration of the Notes and/or the Conversion Shares under the Securities Act or pursuant to a valid exemption from registration, and the Buyer agrees that the Company may impose appropriate legends upon certificates representing the Notes and the Conversion Shares and stop orders on its transfer books to protect and enforce the exemption from registration;

e. The Buyer understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representation, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Notes;

f. The Buyer and/or its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes and potential investment in the Conversion Shares which have been requested by the Buyer. The Buyer and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Global Note Certificate and the documents attached to the Subscription Agreement and all other filings included in the SEC Documents defined in Section 3(b) below. The Buyer understands that its investment in the Notes and Conversion Shares involves a high degree of risk, and the Buyer is relying upon its own knowledge and experience in making its decision to purchase the Notes and potential investment in the Conversion Shares as well as the Company’s representations and warranties contained herein. Further, the Buyer and/or its advisors have read and discussed with the Company the terms, conditions, and other matters pertaining to the Notes and the Conversion Shares contained in the Global Note Certificate. The Buyer and its advisors, including its legal advisors, have been afforded the opportunity to ask questions of the Company regarding the matters contained in the Global Note Certificate and Terms and Conditions thereof and have received complete and satisfactory answers to any such inquires;

g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes;

h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally;

i. Neither the Buyer nor its affiliates are owners, beneficially or otherwise, of any Common Stock or other equity securities of the Company, or rights to acquire Common Stock or other equity securities of the Company other than as set forth in the Subscription Agreement.

j. Buyer agrees that, subject only to the conditions, qualifications and exceptions (if any) specifically set forth in this Agreement, its obligations under this Agreement are unconditional and absolute. Except to the extent (if any) specifically set forth in this Agreement, Buyer’s obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

k. The Buyer understands that the Company has not undertaken to advise it in respect to any U.S. federal income tax consequences of the ownership and disposition of the Notes and the Common Stock receivable upon conversion or redemption for Conversion Shares of the Notes and that the Buyer should consult its own advisers in regard to such matters.

3. COMPANY REPRESENTATIONS, ETC.

The Company represents and warrants to the Buyer that:

a. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas and has the requisite corporate power to own property and to carry out its business as now conducted. The Company has the requisite power and authority to enter into this Agreement and consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. No further consent of the Company, its Board of Directors or stockholders is required in connection herewith, and assuming this Agreement is the valid and binding agreement of the Buyer, this Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and by general principles of equity.

The Company does not have any subsidiaries other than the subsidiaries listed in the SEC Documents (defined below) or on the schedules attached thereto (“Subsidiaries”). Except where specifically indicated to the contrary, all references in this Agreement to Subsidiaries shall be deemed to refer to all direct and indirect Subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. For purpose of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries, if any, which is (either alone or together with all other adverse effects) material to the Company and its subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement.

b. Financial Condition. Since three fiscal years prior to the date of the Subscription Agreement and with the exception of the Company’s Form 10-KA for the year ended December 31, 2002 which was filed late, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or otherwise made available to the Buyer or its representatives true and complete copies of any SEC Documents that were not filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent such matters if any existed, may have been amended, modified or updated in a subsequent filing included in the SEC Documents. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with generally accepted accounting principles and the published rules and regulations of the SEC with respect thereto except to the extent such matters if any existed, may have been amended, modified or updated in a subsequent filing included in the SEC Documents. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) except to the extent such matters if any existed, may have been amended, modified or updated in a subsequent filing included in the SEC Documents. No other written information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Since the most recent Form 10-K referred to in Exhibit B to the Subscription Agreement, there has been no material change in the financial condition of the Company and its Subsidiaries, or of its business, properties, assets and operations except as may have been otherwise publicly disclosed by the Company. To the Company’s knowledge, no event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed. The Buyer is advised to review the information available at the Company’s website, www.harkenenergy.com, in connection with its review and analysis of the Company.

The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

c. Concerning the Notes and Conversion Shares. The Conversion Shares, when issued, delivered and paid for in accordance with this Agreement and the Global Note Certificate and Terms and Conditions thereof, will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The Notes, upon issuance, shall be free and clear of any and all liens, claims and encumbrances. Subject to condition 6(G) and the availing of authorized shares of Common Stock, the Conversion Shares are duly authorized and reserved for issuance in compliance with the Global Note Certificate and Terms and Conditions thereof, and when issued in compliance with the terms and conditions of the Global Note Certificate and Terms and Conditions thereof will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances. When the Conversion Shares have been issued as aforesaid, the holders of the Conversion Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. As of the date of this Agreement, the Common Stock is currently listed on the Principal Market (as defined below). There are no preemptive rights of any stockholder of the Company, as such, to acquire the Conversion Shares.

d. Agreement. This Agreement, when signed and delivered between Buyer and Company, shall have been duly and validly authorized, executed and delivered on behalf of the Company and shall be a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and by general principles of equity.

e. Non-contravention. The execution and delivery of this Agreement by the Company and the consummation by the Company of the sale of the Notes and the issuance of the Conversion Shares and the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) or give to others any rights of termination, amendment, acceleration or cancellation of, the Certificate of Incorporation or By-laws of the Company or any certificate of designation of any outstanding preferred stock of the Company, or, to the knowledge of the Company, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company and/or its Subsidiaries is/are a party or by which it or any of its properties or assets are bound, or, to the knowledge of the Company, any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets or any regulations and the rules and regulations of the American Stock Exchange, Inc. (“Principal Market”).

Except as disclosed in the Private Offering Memorandum, neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, (y) to the knowledge of the Company, any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) to the knowledge of the Company, any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which would be material to the Company and its subsidiaries when taken as a whole or interfere with the performance of its obligations under this Agreement.

f. Approvals. Except as referred to herein or in the Terms and Conditions, to the knowledge of the Company, no authorization, approval, consent of or filing with any governmental body, court, regulatory or self-regulating agency is required to be obtained by the Company for the sale of the Notes or delivery of the Conversion Shares to the Buyer as contemplated by this Agreement in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement in accordance with the terms hereof. The Company complies with and is not in violation of any material listing requirement of the Principal Market as in effect on the date hereof and is not aware of any facts currently in existence affecting the Company which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

g. Capitalization. As of June 7, 2004, the authorized capital stock of the Company consisted of (i) 275,000,000 shares of Common Stock, and the number of shares issued outstanding as of the that date, together with the number of shares issuable and reserved for issuance pursuant to the Company’s stock options and pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock, is set forth in the Subscription Agreement, and (ii) 10,000,000 shares of preferred stock, and the number of shares issued outstanding as of that date is set forth in the Subscription Agreement. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date of the Private Offering Memorandum, except as disclosed in the Schedules and the SEC Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the sale of the Notes as described in this Agreement and (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished or made available to the Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and descriptions of the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

h. Absence of Litigation. Except as disclosed in the Private Offering Memorandum or as set forth in the SEC Documents, there is no material action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such, except as set forth in the Schedules and the SEC Documents and as disclosed to the Buyer, and which would have a material adverse effect on the Company’s business and operations on a consolidated basis.

i. Acknowledgment Regarding Buyer’s Purchase of the Notes. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyer’s purchases of the Notes or investment in the Conversion Shares. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

j. No Integrated Offering. To the knowledge of the Company, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Notes to the Buyer to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Notes to be integrated with other offerings.

k. Obligations Absolute. The Company agrees that, subject only to the conditions, qualifications and exceptions (if any) specifically set forth in this Agreement, its obligations under this Agreement are unconditional and absolute. Except to the extent (if any) specifically set forth in this Agreement, the Company’s obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

l. Form S-3. As of the date hereof, the Company is eligible to file the Registration Statement for secondary offerings on Form S-3 (as in effect on the date of the Subscription Agreement) under the Securities Act and rules promulgated thereunder, and Form S-3 (as in effect on the date of this Agreement) to the Company’s knowledge is permitted to be used for the transactions contemplated hereby under the Securities Act and rules promulgated thereunder.

m. Materiality of this Agreement. This Agreement and the transactions contemplated hereby do not constitute a transaction which is material to the Company such that it would require disclosure in a press release or in a document to be filed by the Company with the SEC, except that this Agreement and the transactions contemplated hereby shall be disclosed in the Registration Statement filed pursuant to the Terms and Conditions with respect to the Notes. The Company reserves the right at its sole discretion to issue a press release or other public disclosure relating to this transaction.

4. CERTAIN COVENANTS AND ACKNOWLEDGEMENTS.

a. Transfer Restrictions. The Buyer acknowledges that (1) the Notes to be sold to it and the Conversion Shares to be issued to it hereunder have not been and are not being registered under the provisions of the Securities Act (except as provided in the Terms and Conditions with respect to the Notes), and may not be transferred unless (A) the Notes and/or Conversion Shares are subsequently registered under the Securities Act or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Notes and/or Conversion Shares may be sold or transferred pursuant to a valid exemption from such registration; (2) any sale of the Notes and/or Conversion Shares made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Notes under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (3) neither the Company or any other person is under any obligation to register the Notes or the Conversion Shares (other than, in respect of the Conversion Shares or shares issuable on redemption of the Notes, pursuant to the Registration Procedures set forth in the Terms and Conditions with respect to the Notes) under the Securities Act or any state securities regulations or to comply with the terms and conditions of any exemption thereunder.

b. Restrictive Legend. The Buyer acknowledges and agrees that the Notes and, prior to the Conversion Shares being registered under the Securities Act for resale or the Notes or Conversion Shares being available for resale under Rule 144(k) under the Securities Act, the certificate for the Notes and Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Notes), which may be modified as the Company deems necessary to comply with the Securities Act:

“NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OR REDEMPTION OF THIS NOTE (THE “SHARES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE AND THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS THE NOTE OR THE SHARES AS THE CASE MAY BE, HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH

LAWS ARE AVAILABLE.

IF THE HOLDER OF THIS NOTE WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY ANY AGENCY OF THE UNITED STATES GOVERNMENT.”

Such legend shall be removed from the Notes and Conversion Shares and the Company shall issue new certificates without such legend if (i) the holder thereof is permitted to dispose of such Notes pursuant to Rule 144 (k) under the Securities Act, (ii) such Conversion Shares are registered for resale under the Securities Act, or (iii) such Notes or Conversion Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the Buyer or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Securities Act. Upon such Registration Statement becoming effective with respect to the Conversion Shares, the Company agrees promptly to issue new replacement certificates representing such Notes without such legend. Any Conversion Shares or shares issued on redemption of the Notes issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, the Buyer agrees to sell the Conversion Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Buyer by the Company) or in accordance with an exemption from the registration requirements of the Securities Act.

Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

Until the earlier of (a) the second anniversary of the date of this Agreement, and (b) the date on which all Shares (as defined in the Terms and Conditions with respect to the Notes) have been sold pursuant to a registration statement as provided in the Terms and Conditions of the Notes, the Company will (i) cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the Exchange Act will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations and (ii) continue the listing or trading of the Common Stock on a Stock Exchange or one of the other approved markets as provided in the Terms and Conditions of the Notes and comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the Principal Market on which the Common Stock is listed.

c. Form D. The Company agrees to file a Form D with respect to the Notes as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall take such action as the Company shall have reasonably determined is necessary to qualify the Conversion Shares for sale to the Buyer under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

d. Replacement Certificates. The certificate(s) representing the Conversion Shares held by the Buyer (or then holders) may be exchanged by the Buyer (or such holders) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Conversion Shares, as requested by the Buyer (or such holders) upon surrendering the same.

e. Securities Compliance. The Company shall notify the SEC and the Stock Exchange in accordance with their respective requirements, of the transactions contemplated by this Agreement and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid sale of the Notes and issuance of the Conversion Shares hereunder.

f. Use of Proceeds. The Company agrees that the net proceeds received by the Company from the sale of the Notes hereunder shall be used for legally permitted corporate purposes.

5. ISSUANCE OF THE NOTES.

The Notes will be represented by beneficial interests in the Global Note, without interest coupons attached. The Global Note will be deposited with a common depository (the “Common Depository”) for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”) and Clearstream. Interests in the Global Note may be traded only to the Authorized Denomination thereof. Nothing in this Section shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of the Notes.

6. CLOSING.

The effective date and time of closing and the issuance and sale of the Notes (the “Closing Date”) shall be 10 am London time, on August 6, 2004, or such later date as shall be mutually agreed by the Company and Buyer and shall be held at the offices of RP&C International Limited in London, England.

7. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Buyer understands that the Company’s obligation to sell the Notes to the Buyer pursuant to this Agreement is conditioned upon:

a. Timely delivery by the Buyer to the Common Depository on behalf of the Company of the Consideration Value in accordance with Section 1 hereof;

b. The Buyer shall have delivered to the Company a certificate in form and substance reasonably satisfactory to the Company executed by an officer, partner or principal of the Buyer certifying as to satisfaction of closing conditions, incumbency of the Buyer’s executing representatives and the true, correct and completeness of the Buyer’s representations and warranties set forth below; and

c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before such Closing Date.

8. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The Company understands that the Buyer’s obligation to purchase the Notes is conditioned upon:

a. Delivery as of the Closing Date by the Company of the Subscription Agreement duly executed by the Company in acceptance thereof;

b. The truth, accuracy and correctness in all material regards on the Closing Date of the representations and warranties of the Company contained in this Agreement and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before such Closing Date;

c. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing Date;

d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement. The Principal Market shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement;

e. The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement or the Buyer or its counsel may reasonably request; and

f. The Company shall be in compliance with all of its obligations under this Agreement.

These conditions are for the Buyer’s benefit and may be waived by the Buyer at any time in its sole discretion.

9. GOVERNING LAW; MISCELLANEOUS. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO

IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY. A facsimile transmission of this signed agreement shall be legal and binding on all parties hereto. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Harken Energy Corporation

180 State Street

Suite 200

Southlake

Texas 76092

Attention: Elmer Johnston, Secretary

Telephone: (817) 424 2424 ext. 1207

Facsimile: (817) 488 0971

If to Buyer:

As provided in the Subscription Agreement.

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (ii) above, respectively.

10. ENTIRE UNDERSTANDING. This Agreement (including the other attachments referred to in the Subscription Agreement) constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral. This Agreement may be amended only in a written document duly executed by both parties hereto.

11. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

12. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of this Agreement.

13. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

14. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, other than by merger or consolidation. The Buyer may assign some or all of its rights hereunder to an affiliate or associate of the Buyer or an entity or fund which has the same principal investment advisor as the Buyer, without the consent of the Company, and to others, with the written consent of the Company (in each case, a “Permitted Assignee”); provided; however, that any such assignment shall not release the Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall be entitled to pledge the Notes in connection with a bona fide margin account.

15. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

16. SURVIVAL. The representations, warranties and agreements of the Company and the Buyer contained in the Agreement shall survive the closing.

17. PUBLICITY. The Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations.

18. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

19. PLACEMENT AGENT. The Buyer and the Company each acknowledges and warrants that it has not engaged any placement agent in connection with the sale of the Notes other than RP&C International Inc., which has been engaged by the Company and whose fees will be exclusively paid by the Company. The Company and the Buyer shall each be responsible for the payment of any fees or commissions of placement agents or brokers engaged, directly or indirectly, by the Company or the Buyer, respectively, in connection with the purchase of the Notes by the Buyer. The Company and the Buyer shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

20. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

21. REMEDIES. The Buyer and each Permitted Assignee shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Buyer and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

22. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Buyer hereunder or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

23. DAYS. Unless the context refers to “business days” or “Trading Days”, all references herein to “days” shall mean calendar days.